EXHIBIT 99.6

REVIEW STATEMENT

The Board of Directors
Netratings Inc.

Re: Registration Statements No. 333-98857, 333-38030 on Form S-8 and No. 333-90160, 333-99283 on Form S-3

With respect to the subject registration statement, we acknowledge our awareness of the use therein of the free translation of our French language report dated September 25, 2002 related to our review of the consolidated balance sheet of NetValue, S.A. and subsidiaries as of June 30, 2002, and the related consolidated statements of earnings and cash flows for the six month period ended June 30, 2002.

The above referenced financial statements were prepared in accordance with accounting principles generally accepted in the Republic of France and our review was conducted in accordance with professionals standards applicable in France.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

KPMG Audit Division of KPMG SA

/s/ FRÉDÉRIC QUÉLIN
Partner

Paris, France
October 21, 2002